EXHIBIT 5



                        OPINION OF BRYAN J. YARNELL, ESQ.

                                Bryan J. Yarnell
                           Attorney & Counselor at Law

                                     PMB #75
                            958 South Military Trail
                         West Palm Beach, Florida 33415
                Telephone: (561)478-1157; Facsimile (561)712-7889


                                January 31, 2002


John W. Adair
Adair International Oil and Gas, Inc
3000 Richmond Avenue, Suite 100
Houston, Texas 77098


     Re:     Opinion Regarding Form S-8 Registration Statement


Dear Mr. Adair:

     As General Counsel for Adair International Oil and Gas, Inc, a Texas corporation (the "Company"), you have asked me to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 10,000,000 shares of common stock, no par value per share (the "Common Stock"), to be issued to certain consultants pursuant to the Consulting Agreement of the Company.

     I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to me as originals, the conformity to original documents of all documents presented to me as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

John  W.  Adair
Adair International Oil & Gas
January  31,  2002
Page  2  of  2


     Based  upon  the  foregoing,  I  am  of  the  opinion  that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

          2. There are 150,000,000 validly authorized shares of Common Stock with approximately 100,000,000 outstanding shares of Common Stock. Therefore, the 10,000,000 shares to be registered in the January 31, 2002 Form S-8 are validly authorized and, when issued, delivered and paid for in accordance with the terms of the Consulting Agreement, will be validly issued, fully paid and non-assessable.



                              Sincerely,



                              Bryan  J.  Yarnell

BJY/rjy